Exhibit 10.47

EXECUTION COPY

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of November 3, 2011 (the “Effective Date”), by and among YRC Worldwide Inc., a Delaware corporation (the “Company”), Jamie G. Pierson (the “Executive”), and BOKF, N.A., as escrow agent (the “Escrow Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings accorded to such terms under the Employment Agreement referred to below.

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of November 3, 2011 (the “Employment Agreement”); and

WHEREAS, pursuant to the Employment Agreement, the Company shall deposit with the Escrow Agent on the Effective Date an aggregate amount equal to $560,000 (the “Escrow Amount”) into escrow in order to provide a source of funds for certain obligations of the Company pursuant to the Employment Agreement (and to be the exclusive source of funds for certain obligations to the extent set forth in the Employment Agreement);

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent promises hereinafter set forth, and intending to be legally bound, the parties agree as follows:

1. Escrow Fund. The Company has deposited the Escrow Amount in immediately available funds simultaneously with the execution of this Agreement with the Escrow Agent pursuant to Section 4(e) of the Employment Agreement, which amount will be available to provide the exclusive source of funds to the Executive for certain obligations of the Company pursuant to the Employment Agreement. The Escrow Agent hereby acknowledges receipt of the Escrow Amount and agrees to hold the Escrow Amount, together with any and all interest, income and gains (collectively, “Interest”) accrued thereon (collectively, the “Escrow Fund”), in a separate and distinct account in the name of the Jamie G. Pierson Escrow (the “Escrow Account”), subject to the terms and conditions of this Agreement. It is acknowledged and agreed that upon transfer of the Escrow Amount, the Company shall have no right, title or claim to or in the Escrow Amount, any Interest or the Escrow Fund. The Escrow Agent shall not distribute or release the Escrow Fund except in accordance with the express terms and conditions of this Agreement.

2. Investment of Escrow Fund.

(a) Unless otherwise instructed in writing by the Executive (with a copy to the Company), the funds held in the Escrow Account shall be invested in the Short-Term Cash Investment Fund II or a successor or similar fund or account offered by the Escrow Agent (“Fund”). Amounts on deposit in the Fund (as defined below) are insured up to a total of $250,000 per depositor, per insured bank (including principal and accrued interest) by the Federal Deposit Insurance Corporation (the “FDIC”), subject to the applicable rules and regulations of the FDIC. The parties hereto understand that deposits in the Fund are not secured.

(b) The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to the investment of moneys held in the Escrow Account.

(c) Interest in the Fund shall be added to the Escrow Account as it accrues.

(d) The Escrow Agent shall make statements available to each of the parties hereto on a monthly basis reflecting activity in the Escrow Account for the preceding month (the “Monthly Statement”). No statement need be rendered for the Escrow Account if no activity occurred for such month.

3. Payments from Escrow Fund. The Escrow Agent shall hold the Escrow Fund in escrow in accordance with this Agreement and shall make payments from the Escrow Fund only as follows:

(a) Initial Disbursement. On December 31, 2012 (the “Initial Disbursement Date”) so long as the Employment Condition is satisfied, $268,000 shall be paid to the Executive.

(b) Second Disbursement. On December 31, 2013 (the “Second Scheduled Disbursement Date”) so long as the Employment Condition is satisfied, $209,000 shall be paid to the Executive.

(c) Final Scheduled Disbursement. On December 31, 2014 (the “Final Scheduled Disbursement Date”) so long as the Employment Condition has been satisfied, all amounts remaining in the Escrow Fund shall be paid to the Executive, including, for the avoidance of doubt, any accumulated but unpaid Interest.

(d) Disbursement Upon Certain Company Insolvency Events. Within five (5) Business Days following satisfaction of the Bankruptcy Condition, all amounts remaining in the Escrow Fund shall be paid to the Executive, including, for the avoidance of doubt, any accumulated but unpaid Interest.

(e) Disbursement Upon Certain Termination Events.

(i) So long as the Escrow Agent has not received any objection in writing from the Company as of such date (a “Termination Event Objection”), on the fifth Business Day following receipt of a written notice (substantially in the form attached hereto as Exhibit E) from the Executive (or in the event of a Company Termination Event due to the Executive’s death or Disability, the Company) (the “Company Termination Event Notice”) that a Company Termination Event has occurred, which shall be delivered to the Escrow Agent by the Executive (or in the event of a Company Termination Event due to the Executive’s death or Disability, the Company), no later than the fifth Business Day following the Company Termination Event), all amounts maintained in the Escrow Account as of such date shall be paid to the Executive (or his beneficiaries, applicable). In the event that the Executive delivers the Company Termination Event Notice to the Escrow Agent, the Executive shall provide a copy of the Company Termination Event Notice to the Company substantially contemporaneous with delivery of such notice to the Escrow Agent, but in no event later than the next Business Day following the date such notice was delivered to the Escrow Agent.

(ii) So long as the Escrow Agent has not received any Termination Event Objection from the Company as of such date, on the fifth Business Day following receipt of a written notice (substantially in the form attached hereto as Exhibit F) from the Executive (the “Executive Termination Event Notice”) that an Executive Termination Event has occurred, all amounts maintained in the Escrow Account as of such date shall be paid to the Company. The Executive shall provide a copy of the Company Termination Event Notice to the Company substantially contemporaneous with delivery of such notice to the Escrow Agent, but in no event later than the next Business Day following the date such notice was delivered to the Escrow Agent.

(f) Process to Address Objections to Certain Payments. Notwithstanding anything to the contrary contained herein, (i) to the extent that the Company issues a Company Objection, Bankruptcy Objection or Termination Event Objection, as applicable, in accordance with the terms herein, no payments pursuant to Sections 3(a) through (e) shall be made until the earlier of the Escrow Agent’s receipt of (x) Joint Instructions or (y) written copy of a Final Determination, and (ii) immediately upon receipt of such Joint Instructions or written copy of a Final Determination with respect to such matter, the Escrow Agent shall comply with the instructions set forth therein.

4. Duties of Escrow Agent.

(a) The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives other similar escrow property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b) Escrow Agent is hereby authorized and directed by the undersigned to deliver the Escrow Fund only in accordance with the provisions of Section 3 of this Agreement.

(c) Escrow Agent shall make no disbursement, investment or other use of funds until and unless it has collected funds. Escrow Agent shall not be liable for collection items until the proceeds of the same in actual cash have been received or the Federal Reserve has given Escrow Agent credit for the funds.

(d) The Company agrees to indemnify and hold Escrow Agent, its affiliates and their officers, employees, successors, permitted assigns and agents (each an “Indemnified Party”) harmless from all losses, costs, claims, demands, out-of-pocket expenses, damages, penalties and reasonable attorney’s fees of one counsel for all Indemnified Parties (and, to the extent an actual conflict exists, one additional conflicts counsel) suffered or incurred by any Indemnified Party or Escrow Agent as a result of anything which it may do or refrain from doing in connection with this Agreement or any litigation or cause of action arising from or in conjunction with this Agreement or involving the subject matter hereof or Escrow Funds or monies deposited hereunder or for any interest upon any such monies, including, without limitation, arising out of the negligence of Escrow Agent; provided that the foregoing indemnification shall not extend to the gross negligence, bad faith or willful misconduct of Escrow Agent or any Indemnified Party. This indemnity shall include, but not be limited to, all actual reasonable costs (in the case of legal fees and expenses, limited to the reasonable fees and out-of-pocket expenses of one counsel) incurred in conjunction with any interpleader which the Escrow Agent may enter into regarding this Escrow Agreement.

(e) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that an Authorized Officer of the Company has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

(f) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain one outside legal counsel and the Company agrees to reimburse the Escrow Agent promptly following written demand for its reasonable out-of-pocket expenses (in the case of legal fees and expenses, limited to the reasonable fees and charges of one outside counsel) in connection with such litigation.

(g) Except as otherwise stated herein, the Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The Company and the Executive will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications.

(h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

(i) The Escrow Agent represents and warrants to each other party hereto that as of the date hereof, the Escrow Agent has no other relationship with the Company (including, without limitation, as a result of any depository accounts, securities accounts or cash management of the Company or its subsidiaries maintained with the Escrow Agent (or its affiliates) or indebtedness owed by the Company or its subsidiaries to the Escrow Agent (or its affiliates)).

(j) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(k) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or Joint Instructions or Final Determination.

(l) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund until the Escrow Agent shall have received (i) a Final Determination directing delivery of the Escrow Fund or (ii) Joint Instructions directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such Final Determination or Joint Instructions. The Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act prior to receipt of a Final Determination or Joint Instructions to the extent there is a disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that the Escrow Agent is in doubt as to what action it should take hereunder. The Escrow Agent shall act on such Final Determination or Joint Instructions without further question.

(m) The Company shall pay the Escrow Agent compensation for the services to be rendered by the Escrow Agent hereunder as set forth on Exhibit A attached hereto and agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (in the case of legal fees and expenses, limited to the reasonable fees, expenses and disbursements of one outside counsel). The Escrow Agent shall not be entitled to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from amounts on deposit in the Escrow Account.

(n) In the event that any escrow property shall be attached, garnished, or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding whether such writ, order or decree is subsequently reversed, modified annulled, set aside or vacated.

(o) Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor Escrow Agent hereunder and vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

5. Limited Responsibility. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement. The Company and the Executive agree that the Escrow Agent does not assume any responsibility for the failure of the Company and the Executive to perform in accordance with the Employment Agreement or this Agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OR (ii) SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE ACTION.

6. Income. The parties hereto hereby acknowledge that, for federal and state income tax purposes, any interest, earnings and other income earned on, or derived from, and any deductions attributable to fees and costs of, the Escrow Fund (the “Income”) shall be income and deductions of the Executive. The Escrow Agent shall be under no obligation to invest any monies held hereunder until it has received a Form W-9 from the Executive, regardless of whether the Executive is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended. The Executive agrees to provide the Escrow Agent with an executed Form W-9 on the date hereof. The Escrow Agent shall be responsible for reporting any Income earned to the Internal Revenue Service. Any tax returns required to be prepared and filed with respect to Income earned will be prepared and filed by the Executive, and the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return with respect to any such Income. Any taxes payable on Income earned from the investment of any sums held hereunder shall be paid by the Executive whether or not the income was distributed by the Escrow Agent during any particular year and to the extent required under provisions of the Code. Notwithstanding anything to the contrary contained herein, within ten (10) days after the end of each calendar quarter, the Escrow Agent shall distribute, and the Executive shall be entitled to receive, a distribution from the Escrow Fund equal to all of the Income with respect to that period. The Escrow Agent shall have no obligation to pay any taxes or estimated taxes.

7. Notices. Any notices, demands or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally to the recipient; (b) sent to the recipient by reputable express courier service (charges paid); (c) mailed to the recipient by registered or certified mail, return receipt requested and postage paid; or (d) sent by electronic mail to the recipient evidenced by a return receipt. Date of service of such notice shall be (x) the date such notice is personally delivered or sent by electronic mail, (y) three (3) days after the date of mailing if sent by certified or registered mail, or (z) one (1) day after date of delivery to the overnight courier if sent by overnight courier. Such notices, demands and other communications shall be sent to the addresses indicated below or such other address or to the attention of such other person as the recipient has indicated by prior written notice to the sending party in accordance with this Section 7:

Notices to the Executive:

Jamie G. Pierson

6158 Prospect

Dallas, Texas 75214

Facsimile: (913) 696-6116

Telephone No.: (214) 763-7535

with copies (which shall not constitute notice) to:

John B. Brown

Ogletree, Deakins, Nash, Smoak, & Stewart, P.C.

8117 Preston Road, Suite 500

Dallas, Texas 75225

Facsimile: (214) 987-3927

Telephone No.: (214) 624-1153

Notices to the Company:

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Attention of General Counsel

Facsimile: (913) 696-6116

Telephone No.: (913) 696-6100

with a copy to the following:

(which shall not constitute notice to the Company)

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attn: Ross Kwasteniet

Facsimile: (312) 862-2200

Telephone No.: (312) 862-2000

Email: ross.kwasteniet@kirkland.com

Notices to the Escrow Agent:

BOKF, N.A. dba Bank of Texas

Corporate Trust Department

5956 Sherry Lane, 7th Floor

Dallas, Texas 75225

Attention:     Kathy A. McQuiston

Facsimile:     (972) 277-0240

Telephone No.: (214) 932-3061

Email: kmcquiston@bankoftexas.com

Any party may unilaterally designate a different address by giving notice of each such change in the manner specified above to each other party. Notwithstanding the foregoing, no notice to the Escrow Agent shall be deemed given to or received by the Escrow Agent unless actually delivered under this Escrow Agreement in accordance with the terms of this Section 7.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other electronic transmission.

9. Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever the provisions hereof were invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

10. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

11. Definitions. The following terms as used herein shall have the meaning set forth below:

(a) “Authorized Officer” mean each person identified on Exhibit B attached hereto (as amended from time to time by the Company with the consent of the Executive); provided, that in no event shall the Executive constitute an Authorized Officer.

(b) “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to remain closed.

(c) “Bankruptcy Condition”: means satisfaction of the following: (i) the Company or any of its subsidiaries voluntarily commence any proceeding or file seeking bankruptcy, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or administrative receivership law now or hereafter in effect (or any bankruptcy, reorganization, debt arrangement, or other case or proceeding, under any federal, state or foreign bankruptcy, insolvency or administrative receivership law now or hereafter in effect, is commenced in respect of the Company or any of its subsidiaries), (the “Bankruptcy Filing”); (ii) the Executive has (x) certified in writing to the Escrow Agent that the condition described in clause (i) above has been satisfied, substantially in the form attached hereto as Exhibit C and (y) provided a copy of such written certification to the Company, in each case on or prior to the fifth Business Day following any such Bankruptcy Filing; and (iii) the Company has not objected to satisfaction of the condition described in clause (i) above to each of the Escrow Agent and the Executive on or prior to the tenth Business Day following any such Bankruptcy Filing (“Bankruptcy Objection”).

(d) “Company Termination Event” means the date upon which the employment of the Executive is terminated pursuant to Section 6(a), Section 6(b), Section 6(d) or Section 6(e)(ii) of the Employment Agreement.

(e) “Employment Condition” means satisfaction of the following: (i) the Executive remains continuously employed by the Company or any of its subsidiaries until December thirtieth of the calendar year in which the applicable payment is being made pursuant to Sections 3(a) through (c) hereof; (ii) the Executive has (x) delivered written release instructions to the Escrow Agent to release the Escrow Amount pursuant to Sections 3(a), 3(b) or 3(c), as applicable, substantially in the form attached hereto as Exhibit D, and (y) provided a copy of such written release instructions to the Company, in each case at least three (3) Business Days prior to the last payroll date of such calendar year in which the applicable payment is being made pursuant to Sections 3(a) through (c) hereof; and (iii) the Company has not objected to satisfaction of the condition described in clause (i) above to each of the Escrow Agent and the Executive prior to the last Business Day of the calendar year (or in the case of the 2012 calendar year, the thirtieth day of December) in which the applicable payment is being made pursuant to Sections 3(a) through (c) hereof (any such objection, a “Company Objection”).

(f) “Executive Termination Event” means the date upon which the employment of the Executive is terminated pursuant to Section 6 (other than Section 6(a), Section 6(b), Section 6(d) or Section 6(e)(ii)) of the Employment Agreement.

(g) “Final Determination” means the determination of a court of competent jurisdiction.

(h) “Joint Instructions” means written instructions executed by each of the Executive and an Authorized Officer of the Company.

12. Business Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a Business Day, then the Escrow Agent shall make such investment or delivery on the next succeeding Business Day.

13. No Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

14. Exclusive Agreement and Modification. This Agreement supersedes all prior agreements among the parties hereto (other than the documents referred to in this Agreement) with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties hereto with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Company, the Executive and the Escrow Agent.

15. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

16. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The foregoing notwithstanding, no such assignment shall be binding on the Escrow Agent until written notice of the same shall be provided to the Escrow Agent.

17. Execution by the Escrow Agent. The execution and delivery of this Agreement by the Escrow Agent shall constitute a receipt for the Escrow Fund. The foregoing notwithstanding, no assignment of the interests of any of the parties hereunder shall be binding on the Escrow Agent unless and until notice of such assignment shall be filed with and acknowledged by the Escrow Agent.

18. Termination. This Agreement shall terminate when the entire Escrow Fund has been distributed in accordance with Section 3 of this Agreement. Notwithstanding anything to the contrary, Section 4 and Section 5 shall survive any termination of this Agreement or the resignation or removal of the Escrow Agent.

19. Force Majeure. Escrow Agent shall not be liable to the undersigned for any loss or damage arising out of any acts of God, strikes, equipment or transmission failure, war, terrorism, or any other act or circumstance beyond the reasonable control of Escrow Agent.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the date first written above.

YRC WORLDWIDE INC.

By:
Name:
Title:

THE EXECUTIVE

By:
Name:	Jamie G. Pierson

BOKF, N.A.

By:
Name:
Title:

Escrow Agreement Signature Page

Exhibit A

SCHEDULE OF ESCROW AGENT FEES

Annual Charge:             $3,000

Any reasonable out-of-pocket expenses (in the case of legal fees and expenses, limited to the reasonable fees and out-of-pocket expenses of one outside legal counsel), are additional and are not included in the above schedule.

The fee is payable annually in advance commencing on November 3, 2011; provided, that the fee shall be waived for the period commencing November 3, 2014 to an including December 31, 2014.

Exhibit B

SCHEDULE OF AUTHORIZED OFFICERS

Authorized Officer	Signature
James L. Welch Chief Executive Officer

Jeff P. Bennett Vice President—Legal and Interim General Counsel

Exhibit C

BOKF, N.A. dba Bank of Texas

Corporate Trust Department

5956 Sherry Lane, 7th Floor

Dallas, Texas 75225

Attention: Kathy A. McQuiston

Facsimile: (972) 277-0240

Telephone No.: (214) 932-3061

Re: Certification Pursuant to the “Bankruptcy Condition” Set Forth in the Escrow Agreement (as defined below)

            , 20[    ]

Dear             :

Reference is made to the definition of “Bankruptcy Condition” set forth in that certain Escrow Agreement, dated as of November 3, 2011 (as amended, modified or supplemented from time to time, the “Escrow Agreement”), by and among YRC Worldwide Inc. (the “Company”), the undersigned (the “Executive”) and BOKF, N.A., in its capacity as escrow agent (the “Escrow Agent” or “you”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Escrow Agreement.

The Executive hereby certifies to the Escrow Agent that [the Company and             commenced proceedings or filed seeking bankruptcy, administration, moratorium, reorganization or other relief under a federal, state or foreign bankruptcy, insolvency or administrative receivership law] [a bankruptcy, reorganization, debt arrangement, or other case or proceeding, under any federal, state or foreign bankruptcy, insolvency or administrative receivership law, was commenced in respect of the Company and             ], on             . Upon satisfaction of the Bankruptcy Condition, you are hereby directed to wire transfer all amounts remaining in the Escrow Fund to Jamie G. Pierson pursuant to the wire instructions set forth in Annex I hereto.

Regards, THE EXECUTIVE

By:
Name:	Jamie G. Pierson

cc: General Counsel, YRC Worldwide Inc. (913) 696-6116

ANNEX I

Wire Transfer Instructions

[TO BE COMPLETED]

Exhibit D

BOKF, N.A. dba Bank of Texas

Corporate Trust Department

5956 Sherry Lane, 7th Floor

Dallas, Texas 75225

Attention: Kathy A. McQuiston

Facsimile: (972) 277-0240

Telephone No.: (214) 932-3061

Re: Instruction to Release Pursuant to the “Employment Condition” Set Forth in the Escrow Agreement (as defined below)

            , 20[    ]

Dear             :

Reference is made to the definition of “Employment Condition” set forth in that certain Escrow Agreement, dated as of November 3, 2011 (as amended, modified or supplemented from time to time, the “Escrow Agreement”), by and among YRC Worldwide Inc. (the “Company”), the undersigned (the “Executive”) and BOKF, N.A., in its capacity as escrow agent (the “Escrow Agent” or “you”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Escrow Agreement.

The Executive is hereby (i) instructing you to release [$268,000][$209,000][all amounts remaining in the Escrow Fund] pursuant to Section [3(a)][3(b)][3(c)] and (ii) directing you to wire transfer such amount on December 31, 20            to Jamie G. Pierson pursuant to the wire instructions set forth in Annex I hereto.

Regards, THE EXECUTIVE

By:
Name:	Jamie G. Pierson

cc: General Counsel, YRC Worldwide Inc. (913) 696-6116

ANNEX I

Wire Transfer Instructions

[TO BE COMPLETED]

Exhibit E

BOKF, N.A. dba Bank of Texas

Corporate Trust Department

5956 Sherry Lane, 7th Floor

Dallas, Texas 75225

Attention: Kathy A. McQuiston

Facsimile: (972) 277-0240

Telephone No.: (214) 932-3061

Re: Written Notice of a Company Termination Event

            , 20[        ]

Dear                     :

Reference is made to Section 3(e)(i) of that certain Escrow Agreement, dated as of November     , 2011 (as amended, modified or supplemented from time to time, the “Escrow Agreement”), by and among YRC Worldwide Inc. (the “Company”), the undersigned (the “Executive”) and BOKF, N.A., in its capacity as escrow agent (the “Escrow Agent” or “you”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Escrow Agreement.

The Executive is hereby (i) providing notice to you that a Company Termination Event has occurred and (ii) directing you to wire transfer all amounts maintained in the Escrow Account on             , 20    1(the “Payment Date”) to Jamie G. Pierson pursuant to the wire instructions set forth in Annex I hereto to the extent you have not received any objection in writing from the Company as of the Payment Date.

Regards, THE EXECUTIVE

By:
Name:	Jamie G. Pierson

cc: General Counsel, YRC Worldwide Inc. (913) 696-6116

[1]	Fifth Business Day following the date of this notice (assuming same day receipt by Escrow Agent)

ANNEX I

Wire Transfer Instructions

[TO BE COMPLETED]

Exhibit F

BOKF, N.A. dba Bank of Texas

Corporate Trust Department

5956 Sherry Lane, 7th Floor

Dallas, Texas 75225

Attention: Kathy A. McQuiston

Facsimile: (972) 277-0240

Telephone No.: (214) 932-3061

Re: Written Notice of an Executive Termination Event

             , 20[        ]

Dear             :

Reference is made to Section 3(e)(i) of that certain Escrow Agreement, dated as of             , 2011 (as amended, modified or supplemented from time to time, the “Escrow Agreement”), by and among YRC Worldwide Inc. (the “Company”), the undersigned (the “Executive”) and BOKF, N.A., in its capacity as escrow agent (the “Escrow Agent” or “you”). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Escrow Agreement.

The Executive is hereby (i) providing notice to you that an Executive Termination Event has occurred and (ii) directing you to wire transfer all amounts maintained in the Escrow Account on                     , 20    2(the “Payment Date”) to the Company pursuant to the wire instructions set forth in Annex I hereto to the extent you have not received any objection in writing from the Company as of the Payment Date.

Regards, THE EXECUTIVE

By:
Name:	Jamie G. Pierson

cc: General Counsel, YRC Worldwide Inc. (913) 696-6116

[2]	Fifth Business Day following the date of this notice (assuming same day receipt by Escrow Agent)

ANNEX I

Wire Transfer Instructions

[TO BE COMPLETED]